EXHIBIT 10.3
SWING LINE NOTE

$3,000,000	June 30, 2006
     On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, North Pointe Holdings Corporation, a Michigan, corporation (“Company”), promises to pay to the order of Comerica Bank (“Swing Line Bank”) at Detroit, Michigan, in lawful money of the United States of America, so much of the sum of Three Million Dollars ($3,000,000), as may from time to time have been advanced by Swing Line Bank to Company and then be outstanding hereunder pursuant to the Second Amended and Restated Credit Agreement dated as of June 30, 2006 made by and among Company and certain banks signatory thereto, including the Swing Line Bank, in its individual capacity and as Agent for such banks, as the same may be amended or otherwise modified from time to time (the “Credit Agreement”), together with interest thereon as hereinafter set forth.
     Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.
     This Note is a Swing Line Note under which Advances of the Swing Line (including refundings and conversions), repayments and readvances may be made from time to time by Swing Line Bank, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or prepaid under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.
     This Note shall be interpreted and the rights of the parties shall be determined under the laws of, and enforceable in, the State of Michigan.
     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

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     Nothing herein shall limit any right granted Swing Line Bank by any other instrument or by law.

NORTH POINTE HOLDINGS CORPORATION, a Michigan corporation

By:

Its:

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